SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as
      permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Tatonka Energy, Inc.
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                (Name of Registrant as Specified in its Charter)


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    (Name Of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):

     [x]  No fee required.
     [ ]  Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which filing fee is calculated and state how it was determined):
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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     [ ]  Fee paid previously with preliminary materials:

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     [ ]  Check box if any part of  the fee is  offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount Previously Paid:

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      (4) Date Filed:

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


                            REVISED PRELIMINARY COPY

                              TATONKA ENERGY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD FEBRUARY 5, 1999

To the Shareholders of Tatonka Energy, Inc.:

         The Annual Meeting of the Shareholders of Tatonka Energy, Inc., an Oklahoma corporation ("the Company"), will be held on Monday, February 5, 1999, at 10:00 A.M. at 9603 White Rock Trail, Suite 100, Dallas, Texas 75238, for the following purposes:

                  1. To increase the number of directors from three to five and elect five Directors for the coming year.

                  2. To approve an amendment to the Certificate of Incorporation to change the Company's name to "PHYMED, Inc."

                  3. To approve an amendment to the Certificate of Incorporation to approve a 1-for-10 reverse stock split of the Common Stock.

                  4. To establish a new Series B 12% Convertible Preferred Stock, to change all shares of Preferred Stock which may be undesignated at any time to simply "Preferred Stock," and to authorize the Board of Directors to determine the preferences, limitations and relative rights of all shares of Preferred Stock which may be undesignated at any time, or one or more series of Preferred Stock, and to issue such shares from time to time on terms and conditions approved by the Board of Directors.

                  5. To ratify the selection of Grant Thornton LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1998.

                  6. To act upon such other matters as may properly come before the meeting or any adjournments thereof.


         The shareholders list will be available for inspection at least ten days before the Annual Meeting at the executive offices of the Company, 9603 White Rock Trail, Suite 100, Dallas, Texas 75238.

         Shareholders of record of the Company's Common Stock, $.001 par value, at the close of business on January 21, 1999, will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                                           By Order of the Board of Directors
                                           Judith F. Barker
Dallas, Texas                              Secretary
January 25, 1999

                            REVISED PRELIMINARY COPY

                              TATONKA ENERGY, INC.
                        9603 WHITE ROCK TRAIL, SUITE 100
                               DALLAS, TEXAS 75238

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                  TO BE HELD AT 10:00 A.M. ON FEBRUARY 5, 1999


         This Proxy Statement and the enclosed form of Proxy are being furnished to shareholders of Tatonka Energy, Inc. (the "Company" or "Tatonka Energy"). Only those shareholders of record at the close of business on February 5, 1999, are entitled to notice of and to vote at the Annual Meeting. The Annual Meeting will be held at 9603 White Rock Trail, Suite 100, Dallas, Texas 75238.

         This Proxy Statement and the accompanying proxy are solicited on behalf of the Board of Directors of the Company and are first being mailed to shareholders on or about January 25, 1999. The Company's Form 10-KSB for the fiscal year ending December 31, 1997, as filed with the Securities and Exchange Commission, is also being mailed to shareholders with this Proxy Statement.

                                     GENERAL

Outstanding Shares and Voting Rights

         On the record date, January 21 1999, the Company had outstanding 49,099,069 shares of common stock, par value $.001 (the "Common Stock"), all of which shares were voting shares. The presence, in person or by proxy, of the holders of at least one third of the outstanding shares of Common Stock is necessary to constitute a quorum of such class at the Annual Meeting. Shareholders have no cumulative voting rights.

         Any person signing and mailing the enclosed proxy may vote in person if in attendance at the Annual Meeting. Proxies may be revoked at any time before they are voted by notifying the Secretary of such revocation, in writing, at the Annual Meeting, or by submitting a later dated proxy. The persons named as proxies in the enclosed form were selected by the Board of Directors of the Company.

         Shareholders are encouraged to vote on the matters to come before the Annual Meeting by marking their preferences on the enclosed proxy and by dating, signing, and returning the proxy in the enclosed envelope. Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no specification is made, will be voted (1) "FOR" the proposal to increase the number of Directors from three to five and elect all five nominees for director named herein; (2) "FOR" the proposal to approve the amendment to the Company's Certificate of Incorporation to change the name of the Company to "PHYMED, Inc.;" (3) "FOR" the proposal to approve the amendment to the Company's Certificate of Incorporation to effect a 1-for-10 reverse stock split; (4) "FOR" the proposal to approve the amendment to the Company's Certificate of Incorporation to establish a new Series B 12% Cumulative Convertible Preferred Stock and to grant the Board of Directors "blank check" authority to establish additional series of Preferred Stock; and
(5) "FOR" the proposal to ratify the selection of auditors for fiscal 1998.

         The Board of Directors knows of no matters other than those reported herein that are to be brought before the Annual Meeting. However, in the event that any other matters are properly presented at the Annual Meeting for action, the persons named in the proxy will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment.

         Abstentions and shares of record held by a broker or nominee ("Broker Shares") that are voted on any matter will be included in determining the existence of a quorum. With respect to the tabulation of votes on any matter, Broker Shares that are not voted are treated as shares as to which voting power has been withheld by the beneficial owners of such shares and, therefore, as shares not entitled to vote on the proposal, and will not be included in determining the existence of a quorum. Since the vote required to approve Proposal 1 is a plurality of the shares present at the Annual Meeting, and the vote required to approve Proposal 5 is an affirmative majority of the shares present in person or represented by proxy at the Annual Meeting, non-voted Broker Shares will not have an effect on Proposals 1 or 5.


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

         HOWEVER, SINCE THE VOTE REQUIRED TO APPROVE EACH PROPOSALS 2, 3 AND 4 IS A MAJORITY OF THE COMPANY'S OUTSTANDING COMMON SHARES, NON-VOTED BROKER SHARES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST PROPOSALS 2, 3 AND 4.

         George C. Barker owns of record or beneficially 39,583,513 (80.6%) of the 49,099,069 shares of Common Stock outstanding on the record date, January 21, 1999, and has informed the Company he intends to vote all such shares in favor of all seven proposals.

Record Date

         The close of business on January 21, 1999, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on all matters herein.

Expenses of Solicitation

         The expenses of solicitation of proxies will be borne by the Company, including expenses in connection with the preparation and mailing of this Proxy Statement and all documents which now accompany or may hereafter supplement it. Solicitations will be made only by the use of the mails, except that, if deemed desirable, Directors, officers and regular employees of the Company may solicit proxies by telephone, telegraph, fax or personal calls. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons and that the Company will reimburse them for their reasonable expenses incurred in connection therewith.

         The shareholders list will be available for inspection at least ten days before the Annual Meeting at the executive offices of the Company, 9603 White Rock Trail, Suite 100, Dallas, Texas 75238.

         PROXIES SOLICITED BY THE BOARD OF DIRECTORS, IF PROPERLY SIGNED AND RETURNED, WILL BE VOTED "FOR" ALL SIX PROPOSALS, INCLUDING THE ELECTION OF THE FIVE NOMINEES LISTED BELOW AS DIRECTORS OF THE COMPANY, UNLESS OTHERWISE DIRECTED THEREIN.


                               RECENT DEVELOPMENTS

Recent Acquisition

         At December 31, 1997, the Company had only nominal assets and no operations, having disposed of its remaining assets during 1997 to entities that are now former affiliates. See "Certain Transactions."

         On April 3, 1998, George C. Barker, ("Barker"), individually and as Trustee for the Phy.Med., Inc. Employee Stock Ownership Plan (the "ESOP"), acquired control of the Company. Prior to such date, such parties owned all the outstanding shares of Phy.Med., Inc., a Texas corporation ("PHYMED"), and on such date they acquired from the Company, in the aggregate, immediate ownership of and the right to receive an aggregate of 68,915,409 treasury shares and authorized but unissued shares of Common Stock, $.001 par value, of the Company, as presently constituted, which, if all such shares were presently outstanding, would constitute 87.9% of the Company's then outstanding 78,430,965 shares of Common Stock (86.9% of the 79,331,896 shares on a fully diluted basis).

         The terms of the acquisition contemplate a change of the Company's name to PHYMED, Inc. and a 1-for-10 reverse stock split, both of which will become effective shortly after the Annual Meeting. Upon the effectiveness of such reverse split, Barker and the ESOP will own 6,891,541 shares of 7,843,097 shares, $.01 par value, then outstanding (7,933,190 shares on a fully diluted basis). The Company will continue to have 50,000,000 shares of Common Stock authorized.


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


PHYMED's Present Business and Contemplated Growth

         PHYMED is a seven-year-old company engaged in the operation and management of medical diagnostic imaging centers, which provide a full scope of medical diagnostic imaging services including magnetic resonance imaging (MRI), computer axial tomography (CAT) scans, x-rays and other radiological services to physicians. Currently, PHYMED owns and operates a diagnostic imaging center (the "Center" or the "Dallas Center") in Dallas, Texas, which provides diagnostic services to physicians in the greater Dallas area. The Dallas Center occupies approximately 13,000 square feet in leased premises. PHYMED also manages an imaging center in Plano, Texas for other owners.

         PHYMED has recently established a Capitated Services Division to market its services to self-insured corporations, health maintenance organizations, preferred provider organizations and insurance companies. Under the Capitated Services program, PHYMED will provide radiological services under an exclusive risk-based system of reimbursement. The payor will pay a negotiated rate per each member per month. The aim of the capitated Services program is to provide a purchaser a known expense per month for the services and the Company receives payment on a regular basis. In August the first Capitated Services contract began.


          Prior to the acquisition, PHYMED was a privately-held company and the transaction with PHYMED was undertaken as part of an overall plan for expanding the business of PHYMED through, among other possible endeavors, the development of new centers, acquisitions of existing centers and commencing and expanding the use of exclusive capitated services contracts, with a view towards increasing the per-share value of the Company for the benefit of the shareholders. There is no assurance any of these expansion efforts will take place or that, if undertaken, they will be undertaken on terms favorable to the Company, will be continued, or will be profitable.

         This expansion will require additional capital, and the managements of the Company and PHYMED believe that raising additional capital can best be achieved through PHYMED having access to the public shareholders and reporting company status under the Securities Exchange Act of 1934, which the Company affords.

                            1. ELECTION OF DIRECTORS

Changes in Management on April 3, 1998

         The shareholders elected three Directors at the last Annual Meeting of Shareholders on July 15, 1997. The three Directors were Messrs. Joe R. Love, Joe P. Foor and Richard A. Green, Sr. Mr. Green resigned as a Director and officer of the Company on July 21, 1997, in connection with the sale of a controlling interest in the Company beneficially owned by him. George C. Barker was elected as a director on April 3, 1998, in connection with the Merger, to fill the existing vacancy.

         Management proposes that Messrs. Barker, Love and Foor be re-elected as Directors for the coming year and that two additional Directors be elected; namely, Marilyn Moss and Judith F. Barker. George C. Barker and Judith F. Barker are married.

         The Company's Certificate of Incorporation provides that the number of Directors shall be as specified in the Bylaws, and the Bylaws provide that the number of Directors shall be not less than one nor more than seven. The Bylaws further provide that the shareholders may at any annual meeting determine the number of Directors, and the number so determined shall remain fixed until changed at a subsequent annual meeting. The present number of authorized Directors is three, and management proposes to enlarge the Board of Directors to five members. Therefore, Proposal No. 1 includes the shareholders taking action to increase the number of Directors from three to five, as well as to elect the five nominees selected by Management.

         The Board of Directors has no reason to believe that any nominee will become unavailable. However, in the event that any of the nominees should become unavailable, shareholders proxies will be voted for substitute nominees or additional nominees designated by the Board of Directors.

         Each Director elected at the Annual Meeting will serve until the next Annual Meeting and until his or her successor has been duly elected and qualified.

Information Concerning Nominees

         Management's five nominees for Director are listed below with brief statements setting forth their principal occupations and other biographical information. Certain information concerning the five nominees to the Board of Directors is set forth in "Security Ownership of Certain Beneficial Owners and Management."

                           George C. Barker
                           Joe R. Love
                           Joe P. Foor
                           Marilyn Moss
                           Judith F. Barker

         George C. Barker has a background in management and healthcare of more than twenty-five years. He was appointed to the Board of Directors of the Company in April 1998 after the acquisition of Phy.Med., Inc. At the same time, he was also elected Chairman of the Board, President and Chief Executive Officer. He co-founded Phy.Med., Inc. in 1990 and has been the President, Chief Executive Officer and the Chairman of the Board of Directors of that company since 1993. Mr. Barker's background includes financial and administrative positions with large hospitals, division level management with national hospital management companies and radiology center operations. His management duties have included responsibilities for annual budgets exceeding $45 million and 1,100 employees. He earned his MBA at Suffolk University and his undergraduate degree at New Hampshire College and is 54 years old.

         Joe R. Love has been a Director since the Company's inception in the early 1980's. In addition to being co-founder and Chairman of CCDC, Inc., he is on the Board of Directors of First Cash, Inc., a public company which operates a chain of pawn shops, for which Mr. Love has served as a Board member since 1991. He is also a director of Western Country Clubs, Inc., a public company which operates country and western night clubs. He has been instrumental in arranging public offerings totaling approximately $52 million for a number of his portfolio companies. Over the last ten years, Mr. Love has been involved in several other public companies as well as being active in real estate and restaurant ventures. His real estate activities include acting as general partner of a $94 million joint venture with Metropolitan Life Insurance Company. He has also been involved as a partner in several Hilton Hotels. Mr. Love is a graduate of the University of Oklahoma with a BBA and is 59 years old.

         Joe P. Foor has been a Director of the Company since 1996. He is the Chief Executive Officer of Featherstone Financial Services, representing such clients as Greenbriar Corporation (a publicly-held company based in Dallas, Texas), Qual-Med, Inc., Catalyst Energy Systems, and other businesses. Mr. Foor holds a BA from The University of Oklahoma and a Masters Degree from Southern Methodist University and is 59 years old.

         Marilyn Moss is a nominee for Director and has been Executive Vice President - Operations since April 1998. She has over twenty years experience in the radiology services business. She joined PHYMED in February 1998 as Executive Vice President - Operations. Previously, she had been, since 1994, the Vice President-Diagnostic Imaging for Physicians Resource Network, Inc., a publicly traded company in the Dallas area and had responsibility for six outpatient imaging centers, twenty cancer centers and 32 radiologists. From March 1993 to December 1994, she was the administrator for Southwest Diagnostic Imaging Center. It was a joint venture between a large urban hospital and physician limited partners. Ms. Moss is a registered radiology technologist and a certified nuclear medicine technologist. She earned her BBA at Dallas Baptist College and her MBA from East Texas State University and is 49 years old.

         Judith F. Barker is a nominee for Director and has been Secretary and Treasurer of the Company since April 1998. She has been the Secretary of PHYMED and the Business Office Manager of PHYMED Diagnostic Imaging Center Dallas for more than the last five years. She has been involved in office management, health facility billing and collections for over twenty years. Her experience has been gained at individual physician and large group practice offices, hospitals and credit companies. Since 1992, she has played a key role in the management of PHYMED's accounts receivable. Mrs. Barker is 57 years old.

Board of Directors-Meetings and Committees

         The Board of Directors held three meetings during calendar year 1997. The Board of Directors had no Audit Committee, Compensation or Nomination Committees during 1997 and does not currently have an Audit, Compensation, or Nomination Committee.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Names of Officers

         At the time of the Merger on April 3, 1998, the officers of the Company were Joe P. Foor and Joe R. Love who were President and Secretary of the Company. In connection with the Merger, they resigned their offices so that new officers could be elected. George C. Barker was elected Chairman of the Board, President and Chief Executive Officer, Marilyn Moss was elected Executive Vice President - Operations, and Judith F. Barker was elected Secretary and Treasurer of the Company. Mr. and Mrs. Barker are married.

         After the Annual Meeting, the newly elected Directors will hold a regular annual meeting of the Board of Directors (or sign a unanimous consent of directors in lieu of holding the meeting) and re-elect the following officers for the coming year:

                  George C. Barker         Chairman of the Board, President
                                           and Chief Executive Officer
                  Marilyn Moss             Executive Vice President - Operations

                  Judith F. Barker         Secretary and Treasurer

Executive Compensation

         During calendar 1997, Richard A. Green, Sr. served as President and Chief Executive Officer of the Company from January 1 to July 21. He resigned on July 21 in connection with his sale of his control of the Company. From that date until October 9, 1997, the office of President was vacant. On October 9, Joe P. Foor was elected President and Chief Executive Officer. He held such position until April 3, 1998.

         During the last three fiscal years, neither the Chief Executive Officer of the Company, nor any executive officer, received any cash or noncash compensation for serving in such capacity. During fiscal 1997, no options were granted to the Company's officers; no outstanding options were exercised; and no options were terminated. However, compensation was paid directly or to affiliates for serving as a consultant or proving management services. See"Certain Transactions." No stock appreciation rights have been awarded to any executive officer of the Company in the last three fiscal years.

Compensation to Mr. Barker

         In 1993, PHYMED and Mr. Barker entered into a ten-year employment Merger pursuant to which PHYMED pays Mr. Barker $240,000 per annum. In connection with the Merger, on April 3, 1998 Mr. Barker became an employee of the Company and the Company assumed the obligations of PHYMED under the employment Merger.

         During the fiscal year ended December 31, 1997, George C. Barker was the Chief Executive Officer of PHYMED and the only executive officer of PHYMED whose total compensation exceeded $100,000. PHYMED paid or accrued $240,000 of salary to Mr. Barker during such period.

         On May 4, 1998, the Board of Directors of the Company granted Mr. Barker an option to purchase 5,000,000 shares of Common Stock, as presently constituted (500,000 shares after the effectiveness of the 1-for-10 reverse stock split), with vesting to be contingent upon the attainment by the Company of certain financial objectives.
The option was amended on January 7, 1999.

PHYMED Employee Stock Ownership Plan

         In 1993, PHYMED established an employee stock ownership plan ("ESOP") for its employees. Such plan is qualified under the provisions of the Internal Revenue Code of 1986 as a defined contribution retirement plan designed to invest primarily in qualifying employer securities. This provides a means for employees to have an ownership interest in their employer. Upon establishment, the ESOP purchased certain shares of PHYMED from a shareholder for a cash down payment and a promissory note payable in installments. PHYMED makes contributions to the ESOP which enable it to make timely payments of principal and interest on its note to the former shareholder. Mr. and Mrs. Barker own in the aggregate approximately 70% of the vested interests of participants in the ESOP. See "Security Ownership of Certain Beneficial Owners and Management-Possible Change of Control."

Compensation of Directors

         On May 4, 1998, the Board of Directors granted to each Mr. Love and Mr. Foor an option to purchase 2,500,000 shares of Common Stock, as presently constituted (250,000 shares after the effectiveness of the 1-for-10 reverse stock split).

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder require that directors and executive officers of the Company and beneficial owners of greater than 10% of the Company's Common Stock file various reports with the Securities and Exchange Commission (the "SEC"). The Company has reviewed its files and does not find that any Forms 3, 4 or 5 were furnished to the Company during or with respect to 1997.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On or about July 21, 1997, Richard A. Green, Sr., controlled the Company through Verde, Inc. It owned 2,051,136 shares of Common Stock, and Mr. Green was a Director and President of the Company. On or about July 21, 1997, Verde, Inc. sold its holdings to Richard Bowes and Joe R. Love for $50,000 cash, and Mr. Green resigned all positions with the Company.

         In connection with the sale of control, the Company sold its wholly owned subsidiary, Crescent Contractors, Inc., to Rustown Homes, Inc. on June 11, 1997, for $414.00. Also, on the same date, the Company sold its wholly owned subsidiary Cresthaven, Inc. to Crestmont International, Inc. for $414.00. In each case, the amount of the consideration constituted full reimbursement to the Company of all expenditures paid on behalf of the subsidiary. In addition, in each case the buyer was owned or partly owned by Richard A. Green, Sr. No gain or loss was realized by the Company on these sales.

         In March 1997, the Company sold all remaining items of restaurant equipment it owned to Food Franchises, Inc. for an extension of credit of $37,448.00 Food Franchises, Inc. was an affiliate Mr. Green. On July 7, 1997, in connection with the sale of Mr. Green's control, the Company sold the $37,448.00 receivable to Verde, Inc., in exchange for the assumption of liabilities of the Company in the amount of $25,636.00. The Company recognized a loss on the transaction of $11,812.00.

         During the first six months of the year ending December 31, 1997, International Green Team, Inc. ("IGT") managed the Company under a monthly fee arrangement. IGT was an affiliate of Mr. Green and provided the Company with office space and managerial, accounting and clerical services. The Company paid IGT total fees of $15,600 and $24,000 for the years ended December 31, 1997 and 1996.

         During 1997, Messrs. Joe R. Love, Joe P. Foor and an outside consultant, Richard Bowes, rendered services to the Company, partly for services rendered in connection with Board meetings and partly for consulting services consisting of due diligence efforts regarding merger candidates. In consideration of such services, on October 16, 1997, the Board of Directors authorized the issuance of an aggregate of 3,000,000 shares, as presently constituted, to such persons (1,000,000 shares to each of such persons). The Company treated the shares as having been earned in full and issued at the end of the year, December 31, 1997. The Company valued such services at $60,000 and recorded that amount as an expense for 1997. The Common Stock was trading at approximately $0.06 per share on December 31, 1997. The shares were valued at $0.02 per share, on the basis of the market value of the stock, discounted for being "restricted securities" and lack of liquidity, as well as the Company's lack of earnings and book value.

         Effective December 31, 1997, the Board of Directors authorized the Company to issue to Joe P. Foor 1,000,000 shares of Common Stock, as presently constituted (which will be 100,000, after giving effect to a proposed 1-for-10 reverse stock split), as a finder's fee for his services in introducing the Company and Phy.Med., Inc., and assisting in the consummation of an acquisition of PHYMED, such shares to be issuable only in the event of the consummation of a business combination transaction whereby the Company acquires Phy.Med., Inc. On such date, the Common Stock was trading at about $0.06 per share (or $20,000). The 1,000,000 shares were valued at $0.02 per share, on the basis of the market value of the stock, discounted for being "restricted securities" and lack of liquidity, as well as the Company's lack of earnings and book value. The Company became obligated to issue such 1,000,000 shares of Common Stock to Joe Foor for his services when the merger transaction which became effective on April 3, 1998, and the shares are deemed to have been issued on such date.

         On March 31, 1998, the Company entered into a letter agreement with Joe
P. Foor and CCDC, Inc., a company controlled by Joe R. Love. Mr. Foor and CCDC, Inc. (the "consultants") have agreed to provide certain specified consulting and advisory services of a corporate development nature as the Company may need. These include the identification, evaluation and negotiation of acquisitions, strategic planning, optimization of capital structure, access to capital markets, and similar services. The agreement is for a term of one year and will continue after one year until terminated by either party upon 30 days' notice.

         The Company will pay the consultants a $36,000 annual retainer, plus out-of-pocket expenses. The consultants will also earn a transaction fee for each acquisition or capital placement completed the Company completes. The amount of the retainer will be credited against any transaction fees earned by the consultants. The transaction fee will be based on the total amount paid by the acquiring party or the total capital raised and will be a minimum of 3% of such transaction amount. If greater than 3%, the transaction fee will be determined by what is generally referred to as the "Lehman Formula," which is an amount equal to the sum of:

         5% of the first $1,000,000 of transaction amount; 4% of the second $1,000,000; 3% of the third $1,000,000; 2% of the fourth $1,000,000;
         and 1% of the remainder of the transaction amount.

         George C. Barker owns a 50% interest in and is President of American Medical Imaging Corporation ("AMIC"), which operated a mobile magnetic resonance imaging ("MRI") machine in west Dallas. PHYMED and AMIC have a business relationship which is embodied in a Radiology Services Provider Agreement - Contracted Services dated February 1, 1996. This agreement has a one year term which renews automatically each year for one additional year unless terminated by one of the parties. AMIC refers patients to PHYMED for MRI procedures AMIC is unable to perform on its own MRI machine. PHYMED invoices AMIC directly for such procedures at a discounted fee of $300.00 per procedure plus administrative costs of approximately $41.00 per procedure. AMIC pays the invoices directly to PHYMED upon receipt. PHYMED received $176,000 in revenues in 1997 for services render under this agreement in 1996 and 1997. PHYMED has received $136,900 through September 30, 1998.

         Through PHYMED, the Company owns and operates PHYMED Diagnostic Imaging Center in Dallas, Texas. PHYMED entered into a 10-year Management/Licensing Agreement with Medical Imaging of Plano, Inc. ("MIPI") effective January 14, 1998 with respect to the operation of a new full service radiology center in Plano, Texas, a suburb of Dallas, under the name of "PHYMED Diagnostic Imaging Center Plano." The Company manages the new center, and licenses MIPI to use the "PHYMED Diagnostic Imaging Center" name, in exchange for a monthly management fee of 3% of net sales. Mr. Barker owns 12.5% and is President of MIPI. Mr. Barker has personally guaranteed for three years $200,000 of MIPI's obligations under equipment leases for equipment used at the new center. The Company is negotiating to acquire MIPI or the center. However, there is no assurance that such acquisition will take place or, if it does, on terms that will be favorable to the Company.

         George C. Barker d/b/a "A/G Partners" manages several physician practices for a monthly fee. PHYMED does not have a direct relationship with A/G Partners. One of the managed practices is The PRS Group, P.A., and Philip R. Shalen, M.D. is the sole radiologist employed by it.

         On January 1, 1996, PHYMED and The PRS Group, P.A. entered into a 10-year Radiology Services Agreement which provided that The PRS Group, P.A. would provide the professional service component and PHYMED would provide the technical component of the diagnostic radiological services rendered by PHYMED at its Center. PHYMED and The PRS Group, P.A. each bill patients separately for their components of the diagnostic services.

         The 1996 Radiology Services Agreement also provided that The PRS Group, P.A. would provide PHYMED with a Medical Director who would perform certain enumerated services for a fee of $6,500 per month. Dr. Shalen served as the Medical Director from January 1, 1996, until August 31, 1996, when the parties terminated the position by mutual agreement.

         On September 1, 1997, the parties entered into a new 10-year Radiology Services Agreement which contains substantially the same provisions as the 1996 agreement except that it omits the provisions providing for a Medical Director and the remuneration associated with it. This Radiology Services Agreement was terminated by mutual agreement effective November 30, 1998.

         On September 1, 1998 PHYMED and Harry Feuerberg, P.A. entered into a five year Radiology Services Agreement which provided that effective December 1,998 the P.A. would provide the professional services component and PHYMED would provide the technical component of the radiological services rendered by PHYMED at its Center. PHYMED will combine bill patients for professional and technical components of the radiology services and the P.A. will receive a percentage of the combined collections.

         PHYMED paid the PRS Group, P.A. $58,500 in 1997 and $78,000 in 1996 for the services of the Medical Director. The parties do not pay each other anything under any of the provisions of the new 1997 agreement.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of December 31, 1998, concerning the beneficial ownership of Common Stock by all Directors and nominees, certain executive officers, all Directors and executive officers of the Company, as a group, and each person who beneficially owns more than 5% of the 49,099,069 outstanding shares of Common Stock, $.001 par value. Unless otherwise indicated, each person named has sole voting and investment power over the shares indicated.



         Name and Address                    Amount and Nature of                 Percent
         of Beneficial Owner                 Beneficial Ownership (1)             of Class (1)
         -------------------                 ------------------------             ------------

         George C. Barker                                 68,915,409 (2)(3)(4)      87.9%
         9603 White Rock Trail, Suite 100
         Dallas, Texas  75238

         Joe R. Love                                       5,117,143 (5)             9.9%
         1601 N.W. Expressway, Suite 2101
         Oklahoma City, Oklahoma

         Joe P. Foor                                       4,554,080 (6)             8.8%
         3535 NW Parkway
         Dallas, Texas 75225

         Judith F. Barker                                 68,915,409 (2)(3)(4)      87.9%
         9603 White Rock Trail, Suite 100
         Dallas, Texas  75238

         Marilyn Moss                                     10,000(7)
         9603 White Rock Trail, Suite 100
         Dallas, Texas  75238

         All directors and officers                       78,596,632                94.1%
            as a group (5 persons)


(1)      In  April  1998,  the  Board  of  Directors   authorized,   subject  to
         shareholder approval, a 1-for-10 reverse stock split, which includes increasing the par value of the Common Stock from $.001 to $.01.

(2) Includes 30,924,620 outstanding shares owned directly by Mr. Barker and 8,658,893 outstanding shares owned by the Phy.Med., Inc. Employee Stock Option Plan, as to which Mr. Barker is the sole trustee and has sole voting power. Also includes shares the Company is still obligated to issue to Mr. Barker (22,915,544 shares) and the ESOP (6,416,352 shares) in connection with the Merger. Such shares would have been issued at the time of the Merger but the Company did not have the necessary authorized but unissued shares. See "3. 1-for-10 Reverse Stock Split." Mr. and Mrs. Barker own in the aggregate approximately 70% of the vested interests of participants in the ESOP.

(3) Does not include shares which can be purchased upon the exercise of a recently granted stock option. On May 4, 1998, the Board of Directors granted Mr. Barker an option to purchase 5,000,000 shares of Common Stock, as presently constituted (500,000 shares after the effectiveness of the 1-for-10 reverse stock split). The option was amended on January 7, 1999. Vesting is to take place on the earlier of the attainment by the Company of certain financial objectives, or May 4, 2006. Therefore, it is not presently exercisable and will not be exercisable within the next 60 days.

(4) George C. Barker and Judith F. Barker are married. Mr. Barker is the owner of record or has the power to vote all the outstanding shares beneficially owned by him. Mrs. Barker is also deemed to be the beneficial owner of the same shares. Mrs. Barker disclaims any beneficial ownership of shares held by Mr. Barker as sole trustee of the ESOP but allocated to the accounts of ESOP participants other than Mr. or Mrs. Barker.

(5) Includes (a) holdings of family members of Mr. Love, (b) 68,280 shares issuable upon conversion of Series A Preferred Stock held by a corporation controlled by Mr. Love, and (c) 2,500,000 shares which can be purchased upon the exercise of a recently granted stock option.

(6) Includes (a) 26,667 shares issuable upon conversion of Series A Preferred Stock held by Mr. Foor's wife, Anne Foor, and (b) 2,500,000 shares which can be purchased upon the exercise of a recently granted stock option.

(7)      Less than 1%.


         By virtue of his beneficial ownership of Common Stock, Mr. Barker may be deemed to be a "parent" of the Company as such term is defined in the rules and regulations of the Securities and Exchange Commission.

Possible Change of Control

         Prior to the Merger on April 3, 1998, there were 800 common shares of PHYMED outstanding, of which 500 were owned by Mr. Barker, individually, and 300 were owned by the ESOP.

         In the Merger, the 500 PHYMED common shares owned by Barker were converted into immediate ownership of and the right to receive 53,840,163 shares of Common Stock of the Company, and 140 of the 300 PHYMED common shares owned by the ESOP were converted in like manner into 15,075,246 shares of Common Stock of the Company. The remaining 160 PHYMED common shares held by the ESOP now constitute the 20% of PHYMED common shares not owned by the Company.

         The 800 shares of PHYMED owned by Barker and the ESOP at the time of the Merger were pledged to Patrick Alan Luckett ("Luckett") to secure the payment of (a) two promissory notes payable to the order of Luckett, which were issued to him as partial payment for shares of PHYMED purchased from him, and
(b) a guaranty of such notes.

         On September 21, 1993, Barker and Luckett owned all the then outstanding common shares of PHYMED, Inc., each of them owning of 500 common shares. On such date Luckett sold 200 of his shares to PHYMED and 300 shares to the ESOP. The sales were for cash and promissory notes. One note was issued by PHYMED in the original principal amount of $800,000 pursuant to the terms of a Loan and Security Merger dated September 21, 1993, and the second promissory note was issued by the ESOP in the original principal amount of $800,000. Both notes were guaranteed by Barker. The PHYMED note was secured by the 200 shares repurchased from Luckett by PHYMED; the ESOP note was secured by the 300 shares the ESOP purchased from Luckett; and the 500 shares already owned by Barker were pledged to secure his guaranty of the two notes.

         The aggregate of 68,915,409 shares of Common Stock of the Company received and to be received by Barker and the ESOP as a result of the Merger have been and will be substituted in the pledge for the 640 PHYMED shares which were released from the pledge and converted into such shares of Common Stock of the Company. The 20% of PHYMED still owned by the ESOP remains pledged for such purpose.

         At November 24, 1998, a non-monetary event of default existed under this financing. It was waived by Mr. Luckett on October 24, 1998. As of December 31, 1998, the PHYMED note had been paid in full, and the balance on the ESOP note was $272,566.


                2. CHANGE OF THE COMPANY'S NAME TO "PHYMED, INC."

         The Company acquired its 80% ownership of PHYMED in a reverse triangular merger (the "Merger"). This was the consummation of the transaction contracted for in an Agreement and Plan of Reorganization and Merger dated March 6, 1998 (the "Merger Agreement"), between the Company, PHYMED, Mr. Barker, the ESOP and a transitory subsidiary of the Company.

         The parties to the Merger Agreement agreed that the Company will change its name to "PHYMED, Inc." The Company had only nominal assets and liabilities and no business operations prior to the Merger, so the Company's business is now PHYMED's business. Therefore, the Board of Directors believes the name "PHYMED, Inc." is more appropriate because it reflects the name used in the Company's post-Merger business operations. Therefore, on April 3, 1998, in connection with the Merger, the Board of Directors approved a resolution, subject to shareholder approval, amending Article 5 of the Company's Certificate of Incorporation to change its name to "PHYMED, Inc."

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment to change the name of the Company. Mr. Barker owns of record or beneficially 39,583,513 (80.6%) of the 49,099,069 outstanding Common Shares of the Company and has informed the Company that he intends to vote all such shares in favor of the proposed amendment. If approved by the shareholders, the amendment will take effect upon filing with the Secretary of State of Oklahoma, which is expected to occur shortly after the Annual Meeting.

                         3. 1-FOR-10 REVERSE STOCK SPLIT

General

         The Company presently is authorized to issue 50,000,000 shares of Common Stock having a par value of $.001 per share. After giving effect to the Merger on April 3, 1998, 49,099,069 shares of Common Stock were issued and outstanding. The remaining 900,931 authorized but unissued shares, were reserved for issuance upon conversion of the Company's outstanding Series A Preferred Stock. Therefore, the Company has no shares remaining for other purposes.

Number of Shares of Authorized Common Stock Needed

         As described below, the Company is still obligated to issue 29,331,896 shares to Mr. Barker and the ESOP to fulfill the Company's obligations under the Merger. In addition, an aggregate of 10,000,000 shares, as presently constituted, will be issuable upon the exercise of the stock options the Board of Directors has granted to Messrs. Barker, Love and Foor.

         Further, the Company is presently planning a private placement of securities to accredited investors. The offering seeks to raise a minimum of $200,000 and a maximum of $5,000,000 from the sale of a new Series B 12% Cumulative Convertible Preferred Stock. Each share of Series B Preferred Stock is priced at $10 and is convertible to 100 shares of Common Stock, as presently constituted (10 shares, after the effectiveness of the reverse stock split). If the Company were to sell the maximum in this private offering, as to which there can be no assurance, the Company would need to reserve for issuance an additional 50,000,000 authorized shares of Common Stock, as presently constituted (5,000,000 shares, after the effectiveness of the reverse stock split). These shares would be issuable upon conversion of the Series B Preferred Stock.

         The terms of the Series B Preferred authorize the Board of Directors not to pay dividends on the Series B Preferred Stock until the end of the first full fiscal year ending on or after December 31, 1998, during which the Corporation reports net income after taxes of at least $1,200,000. After such point in time, the Board of Directors may choose to pay the 12% cumulative annual dividends on the Series B Preferred Stock in shares of Common Stock. In such event, the number of shares of Common Stock to be issued will depend on the then current market value of the Common Stock at the time the dividend is paid. If the Company were to sell the maximum of $5,000,000 in this private offering, then, at the present bid price of $0.05 per share of Common stock, the Company would need an additional 12,000,000 authorized but unissued shares of Common Stock each year to pay dividends on the Series B Preferred Stock, should the Board of Directors determine to pay such dividends in shares of Common Stock.


         In connection with the Merger on April 3, 1998, George C. Barker, individually, the Phy.Med., Inc. Employee Stock Ownership Plan (the "ESOP"), acquired from the Company, in the aggregate, immediate ownership of and the right to receive an aggregate of 68,915,409 authorized but unissued shares of Common Stock, $.001 par value, of the Company, as presently constituted, which, if all such shares were presently outstanding, would constitute 87.9% of the Company's then outstanding 78,430,965 shares of Common Stock (86.9% of the 79,331,896 shares which would be outstanding on a fully diluted basis).

         The parties to the Merger Agreement contemplate a 1-for-10 reverse stock split which will become effective shortly after the annual meeting of shareholders. Upon the effectiveness of such reverse split, Mr. Barker and the ESOP will own 6,891,541 shares of the 7,843,097 shares, $.01 par value, outstanding (7,933,190 shares on a fully diluted basis). The Company will continue to have 50,000,000 shares of Common Stock authorized.

         The Company has 50,000,000 shares of Common Stock authorized for issuance and, at the time of the Merger, had 9,916,487 shares issued and outstanding or reserved for issuance. To the extent that the terms of the Merger would have resulted in the issuance of more than 50,000,000 shares, the excess over 50,000,000 shall not be issued until such time as the shareholders of the Company have approved an appropriate amendment to the Company's Certificate of Incorporation. Prior to such approval, Barker and the ESOP will continue to have a contractual right, pursuant to the Merger and the Articles of Merger filed with the Secretary of State of Texas at the time of the Merger, to receive such excess shares, subject to such required shareholder approval.

         In summary, Mr. Barker and the ESOP received an aggregate of 39,583,513 shares of the Company at the time of the Merger, the same being 80. 6% of the 49,099,069 shares outstanding on the record date. Of such number, Barker, individually, received 30,924,620 shares (approximately 63%) of the outstanding shares, and the ESOP received 8,658,893 shares (approximately 17.6%).

         Barker and the ESOP continue to have a contractual right to receive, in the aggregate, an additional 29,331,896 shares, which will result in their having, collectively, 87.9% of the then-outstanding Common Stock of the Company on a fully-diluted basis. Of such additional shares, 22,915,544 will be received by Barker, individually, and 6,416,352 shares will be received by the ESOP.

         The parties to the Merger Agreement contemplate that the shareholders of the Company will approve an amendment to the Company's Certificate of Incorporation approving a 1-for-10 reverse stock split (including an increase in the par value of the Common Stock from $.001 to $.01). Upon the effectiveness of such reverse stock split, all outstanding shares of common stock of the Company, including the shares which were issued to Barker and the ESOP upon the effectiveness of the Merger, will represent one-tenth (1/10th) as many shares. In addition, all shares reserved for issuance, including the shares which the Company will still have a contractual obligation to issue to Barker and the ESOP, will become rights to receive one-tenth (1/10th) as many shares. The unissued shares due Barker and the ESOP from the Merger will then be immediately issued because the Company will then have a sufficient number of authorized but unissued shares to issue for this purpose.

Proposed Charter Amendment Regarding the 1-For-10 Reverse Stock Split

         In connection with the Merger, the Board of Directors has approved a resolution, subject to shareholder approval, amending Article 5 of the Company's Certificate of Incorporation to multiply the par value of the Common Stock by a factor of 10, thereby increasing the par value from $.001 to $.01, and, at the same time, divide the number of outstanding and reserved shares by 10. The text of Article 5, as proposed to be amended (including the authorizations regarding Preferred Stock described in Proposal 4 below), is attached to this Proxy Statement as Exhibit "A."

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment in order to effect the 1-for-10 reverse stock split. Mr. Barker owns of record or beneficially 39,583,513 (80.6%) of the 49,099,069 outstanding Common Shares of the Company and has informed the Company that he intends to vote all such shares in favor of the proposed amendment. If approved by the shareholders, the amendment will take effect upon filing with the Secretary of State of Oklahoma, which is expected to occur shortly after the Annual Meeting.

                   4. AUTHORIZATIONS REGARDING PREFERRED STOCK

General

         The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Common Stock, par value $.001 per share, of which 49,099,069 are issued and outstanding, an additional 900,931 are reserved for issuance. In addition, the Company is obligated, subject to shareholder approval, to issue an additional 29,331,896 shares to Mr. Barker and the ESOP in connection with the Merger. The authorized capital stock of the Company also includes one million (1,000,000) shares of Series "A" Preferred Stock, par value $1.00 per share, of which 135,139 shares are issued outstanding.

         The Certificate of Incorporation does not grant the Board of Directors "blank check" authority to establish new series of Preferred Stock and fix the terms of new series of Preferred Stock and determine the number of shares of authorized Preferred Stock to be designated to each series. The Board of Directors proposes that the shareholders approve an amendment to the Certificate of Incorporation which will establish a new Series B 12% Convertible Preferred Stock, change all shares of Preferred Stock which may be undesignated at any time from "Series `A' Preferred Stock" to simply "Preferred Stock," and authorize the Board of Directors to determine the preferences, limitations and relative rights of all shares of Preferred Stock which may be undesignated at any time, or one or more series of Preferred Stock, and to issue such shares from time to time on terms and conditions approved by the Board of Directors.

"Blank Check" Authority Regarding Preferred Stock

         As part of this proposed amendment, the Board of Directors desires to have general authority to issue shares of Preferred Stock in one or more series and to establish by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued. This is commonly referred to as authorizing "blank check" Preferred Stock. No further authorization by the shareholders for the issuance of any shares of Preferred Stock is to be obtained.

         The Certificate of Incorporation presently provides that all 1,000,000 shares of authorized Preferred Stock shall be designated as Series "A" Preferred Stock (Non-Voting). The proposed amendment would also change this to designate 135,139 shares of Preferred Stock as Series "A" Preferred Stock (Non-Voting) and 500,000 shares as Series B 12% Cumulative Convertible Preferred Stock, as described below. The amendment would otherwise refer to the remaining shares of Preferred Stock as simply "Preferred Stock." These shares would be undesignated Preferred Stock, and the Board of Directors could exercise its "blank check" authority over such shares.

         The only offering of Preferred Stock contemplated at the present time is the proposed Series B Preferred Stock., which is discussed below. As part of the amendment, the Board of Directors will be authorized to determine the terms of any other series of Preferred Stock to be issued, including dividend rates, conversion prices, voting rights, redemption prices and similar matters. However, the Board of Directors will not have the authority to change the rights or preferences of shares of Series "A" Preferred Stock or Series B Preferred Stock which are outstanding at the time any authorized change is to take effect.

         The Board of Directors believes that the proposed authorization of "blank check" authority over Preferred Stock is desirable to enhance the Company's flexibility in connection with possible future actions, such as financings, corporate mergers, acquisitions of businesses or other assets, or other corporate purposes. Having such authorized shares available for issuance in the future would allow shares of Preferred Stock to be issued without the expense and delay of a special shareholders' meeting. The shares of Preferred Stock would be available for issuance from time to time for any proper corporate purposes in one or more series (which may be "customized" by the Board for the particular purpose) without further action by the holders of shares of Common Stock or any then-outstanding shares of Preferred Stock, except as may be required by applicable law. In this respect, the situation will be similar to the issue of additional shares of authorized but unissued Common Stock, which can now be issued and sold by the Board of Directors for any proper corporate purpose without further action by shareholders, except as may be required by applicable law.

         It is not possible to state the precise effects of the authorization of "blank check" authority over Preferred Stock upon the rights of holders of Common Stock until the Board of Directors determines the respective preferences, limitations and relative rights of the holders of one or more series of new Preferred Stock that are actually issued in the future. However, such effects might include (a) a reduction of the amount otherwise available for payment of any dividends on Common Stock, to the extent dividends are payable on any issued shares of a new series of Preferred Stock, and restrictions on dividends on Common Stock if dividends on then outstanding shares of any new series of Preferred Stock are in arrears; (b) dilution of the voting power of the Common Stock to the extent that any issued series of any new series of Preferred Stock has voting rights as may be determined by the Board; and (c) the holders of Common Stock not being entitled to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to then outstanding shares of any new series of Preferred Stock.

The Series B Preferred Stock

         General. In connection with the private offering of securities described in "Recent Developments" above, the Board of Directors has authorized, subject to approval of shareholders, the creation and issuance of up to five hundred thousand (500,000) shares of Series B 12% Cumulative Convertible Preferred Stock , par value $1.00 per share, ("Series B Preferred Stock") Such series will have the rights, preferences, and privileges described below. The Board of Directors proposes that the shareholders approve an amendment to the Company's Certificate of Incorporation that will create the Series B Preferred Stock.


         The general effect of the authorization or issuance of the Series B Preferred Stock will be to create additional rights that are senior and prior to those of the holders of Common Stock, particularly, dividend, redemption and liquidation rights.

         Dividend Rights. The holders of Series B Preferred Stock will be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of 12% of the amount of the liquidation preference and no more, payable annually, or at such shorter intervals as the Board of Directors may from time to time determine. These dividend rights are subject to certain conditions described below and also to the senior and prior dividend rights of the holders of the Series "A" Preferred Stock.

         Subject to the limitation described in the next succeeding paragraph, dividends will accrue on all shares of Series B Preferred Stock from the date they are issued and will accrue from day to day, whether or not earned or declared. Dividends will be payable when, as and if declared by the Board of Directors. The Board of Directors will not be obligated to declare any dividends to the holders of Series B Preferred Stock, and such holders will have no right to receive any dividends unless and until declared by the Board of directors in its sole and absolute discretion. Dividends are payable once a year within forty-five (45) days after completion of the audit of the Corporation's financial statements for the fiscal year just ended.

         Accrued but unpaid dividends on the Series B Preferred Stock will be payable before any dividends are paid, declared, or set apart for holders of any other series of Preferred Stock junior to the Series B Preferred Stock or for holders of Common Stock. In addition, dividends are cumulative so that if, for any dividend period, the preferential dividends on Series B Preferred Stock are not paid, or declared, or set apart, the deficiency must be fully paid or declared and set apart, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other series of Preferred Stock junior to the Series B Preferred Stock or for Common Stock.

         The Board of Directors may determine that dividends will not accrue and will not be paid on the Series B Preferred Stock for all or any part of the period prior to the end of the first full fiscal year ending on or after December 31, 1998, during which the Corporation shall have reported net income after taxes of at least $1,200,000, as reflected on the Corporation's audited financial statements for such year. In such event, the holders of Series B Preferred Stock will not be entitled to receive dividends during such period of time.

         Separate and apart from the limitation on the payment of dividends described in the preceding paragraph, the Board of Directors may determine to pay dividends on the Series B Preferred Stock either in shares of Common Stock or in cash for any period or periods of time, whether consecutive or not. In such event, the value of a share of Common Stock will be determined by averaging the daily high bid and low asked prices for a share for the 10 consecutive trading days on which such shares are actually traded preceding the end of the period, if the Common Stock is traded at the time other than on the NASDAQ National Market System. The high bid and low asked prices used shall be those reported in the Wall Street Journal, or if not so reported, as furnished by a professional market maker making a market in the Common Stock and selected by the Board of Directors. If the Common Stock is traded on NASDAQ at the time, the value of a share of Common Stock will be determined by averaging the daily closing prices (i.e., last sale price, regular way) for a share for the 10 consecutive trading days on which such shares are actually traded on the NASDAQ National Market System preceding the end of the period.

         Conversion and Redemption. Beginning August 31, 1999,each share of Series B Preferred Stock is convertible at the option of the holder 100 shares of Company's Common Stock, as presently constituted (10 shares after the effectiveness of the 1-for-10 reverse stock split), but unless previously converted, is subject to call and redemption by the Company at $10.00 per share at any time after 5:00 p.m. Dallas, Texas time, on July 31, 2000.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series B Preferred Stock are entitled to receive, out of legally available funds, a liquidation preference of $10.00 per share, plus an amount equal to any unpaid dividends to the payment date, before any payment or distribution is made to the holders of the Company's Common Stock or any other class of the Company's stock that ranks junior to the Series B Preferred Stock. These liquidation rights are subject to the senior and prior rights of the holders of the Series "A" Preferred Stock.

         Other Rights. The holders of Series B Preferred Stock will have no voting, preemptive, sinking fund or other rights as shareholders of the Company, other than the rights described above.

The Private Offering

         General. As discussed above, the Company is conducting a private offering of securities to accredited investors, and shares of Series B Preferred Stock will be issued to investors who purchase securities in this offering, if the Company sells at least the $200,000 minimum offering. See "Recent Developments-PHYMED's Present Business and Contemplated Growth" and "3. 1-For-3 Reverse Stock Split."

         Use of Proceeds. The net proceeds of the offering are expected to be $170,000, if the minimum offering is sold, and $4,250,000, if the maximum offering is sold. The Company presently intends that the net proceeds of this offering will be used primarily to expand PHYMED's business through the development of new medical diagnostic imaging (radiological) centers, the acquisition of existing centers and commencing and expanding the use of capitated services agreements.

         The offering is in effect a "blind pool" offering. Management is investigating and exploring a number of possible expansion projects. Specific proposed undertakings have not yet been selected to be financed with the proceeds of the offering, in part because such decisions will depend on how much capital is raised in the offering. The specific projects which are ultimately selected will depend on several factors, such as the terms, if any, that can be negotiated, the availability and timing of various items, and the amount of financing needed and available. Management will use its best judgment in negotiating and selecting projects, but there is no assurance that any of such projects will produce a return on investment. Investors must, of necessity, rely on the ability and judgment of Management in selecting, negotiating and managing projects.

         Within this framework, the following table sets forth the Company's best estimate of the uses that will be made of the offering proceeds, assuming in the alternative that either only the minimum or only the maximum is sold:

                                                     Minimum         Maximum
Acquisition and Development of Centers               $100,000        $3,700,000
Development of Capitated Contracts                     60,000           400,000
General, Administrative & Working Capital              10,000           150,000
                                                     --------        ----------
         Total                                       $170,000        $4,250,000

Series A Preferred Stock

         General. The Company's Certificate of Incorporation authorizes one million (1,000,000) shares of Series "A" Preferred Stock, par value $1.00 per share, of which 135,139 shares are issued outstanding. However, the Certificate of Incorporation does not set forth the rights and preferences of the Company's Series A Preferred Stock other than to provide that they have no voting rights. Therefore, the rights and preferences of the outstanding 135,139 shares of Series A Preferred Stock cannot be determined conclusively.

         Such 135,139 shares were issued by the Company's predecessor, Sooner Energy Corp. ("Sooner-British Columbia"), when such company was domiciled in British Columbia, Canada. In 1988, Sooner-British Columbia filed resolutions with the Registrar of Companies in British Columbia authorizing certain Series "A" Preferred Shares, Can. $1.00 par value, and designating certain of such authorized shares as Series "A-1," Series "A-2" and Series "A-3" Preferred Shares. The resolutions fixed the rights and designations of each of the three series of preferred shares, which rights included non-cumulative dividend rights, a preference upon liquidation, rights to convert such shares into common shares of Sooner, and no voting rights. The Company's present management believes without assurance the outstanding 135,139 shares of the Company's Series A Preferred Stock were originally issued by Sooner-British Columbia as Series "A-1" Preferred Shares for an amount equal to their par value.

         In  1994,   Sooner-British   Columbia  was  "continued"  as  a  Wyoming
corporation with the same name ("Sooner-Wyoming") and was immediately merged into the Company, which was a wholly-owned subsidiary of Sooner-Wyoming. The effect of the continuation documents filed in Wyoming was to preserve any rights or privileges which had accrued in favor of the holders of the Sooner-British Columbia Series A Preferred Shares prior to the continuation and to deem that such shares had been issued in compliance with Wyoming law. The documents on file with Wyoming and Oklahoma public officials provide that each share of Series "A" Preferred Stock of Sooner-Wyoming outstanding at the time of the merger was converted into one share of Series A Preferred Stock of the Company. However, none of such documents sets forth the rights and preferences of either Sooner-Wyoming's or the Company's Series A Preferred Stock, other than to provide that they have no voting rights.

         Thus, the rights and preferences of the Series A Preferred Stock cannot be determined conclusively. The Company believes without assurance that an Oklahoma court having jurisdiction over the matter would determine that the best evidence of those rights and preferences is the resolutions fixing the rights and preferences of the original Series "A-1" Preferred Shares filed by Sooner-British Columbia with the Registrar of Companies in 1988.

         Based on the foregoing, the Company believes that the 135,139 shares of Series A Preferred Stock currently outstanding have the following rights, preferences and privileges:

         Dividend Rights. The holders of Series A Preferred Stock are entitled to receive dividends out of any funds legally available for that purpose at the rate of 5% per annum of the amount paid in with respect to such shares (which the Company believes was Can. $1.00 per share), before any dividends are paid to the holders of any other class of the Company's stock that ranks junior to the Series A Preferred Stock, such as the Company's Series B Preferred Stock or the Common Stock.

         Conversion Rights. Each of the 135,139 shares of Series A Preferred Stock currently outstanding is convertible at the option of the holder into
6.6667 shares of the Company's Common Stock, as the same is presently constituted (0.66667, after the effectiveness of the 1-for-10 reverse stock split). Accordingly, the 135,139 shares of Series A Preferred Stock are convertible into an aggregate of 900,931 shares of such Common Stock.

         The Company's position is that the 1-for-10 reverse stock split will decrease the conversion rate from 6.6667 to 0.66667 and thereby reduce the number of shares issuable upon conversion after the reverse split to 1/10th of the number of shares issuable before the split. Accordingly, if the 135,139 shares of Series A Preferred Stock continue to be outstanding on the date the reverse split becomes effective, they will convertible after the reverse split into 90,093 shares of Common Stock instead of 900,931 shares.

         However, the charter of Sooner-British Columbia is not clear on this point and is susceptible of a contrary interpretation. Article 24.3.F(v)B of the charter provides for the Company's position of a proportionate reduction "[i]n the event of any  consolidation  . . . . of the common  shares at any time on or before the 1st day of May, 1989, while any of the Series "A-1" Preferred Shares are outstanding into a lesser number . . . of shares." The Series "A-1" Preferred Shares first became convertible on such date and the conversion rate was determined on such date by reference to a formula in the applicable subsection of Article 24.3, but there is no indication as to why the anti-dilution provisions should terminate on such date. It is the Company's position that the insertion of this date was the result of a drafting error and that the proportionate reduction will occur, as described above.

         Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Company, holders of the Series A Preferred Stock are entitled to receive, out of legally available funds, a liquidation preference equal to the amount paid in with respect to such shares (which the Company believes was Can. $1.00 per share), plus an amount equal to any unpaid dividends to the payment date, before any payment or distribution is made to the holders of any other class of the Company's stock that ranks junior to the Series A Preferred Stock, such as the Company's Series B Preferred Stock or the Common Stock.

         Other Rights. The holders of Series A Preferred Stock have no voting, redemption, or sinking fund rights, and the Company believes without assurance that they have no preemptive rights.

Common Stock

         The par value of the 50,000,000 shares of Common Stock is $.001 per share. Of such number, 49,099,069 shares are issued and outstanding and 900,931 are reserved for issuance upon the conversion of the Series "A" Preferred Stock. In addition, the Company is obligated, subject to shareholder approval, to issue an additional 29,331,896 shares to Mr. Barker and the ESOP in connection with the Merger. After the effectiveness of the proposed 1-for-10 reverse stock split, the par value of the Common Stock will be $.01 per share.

         Holders of the Common Stock are entitled to one vote per share on all matters voted on by stockholders. There are no cumulative voting rights, which means that the holders of a majority of the outstanding Common Stock are able to elect all of the Directors and that the holders of the remaining Common Stock are not able to elect any Director. Holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds lawfully available for the payment of dividends, and upon any liquidation, dissolution or winding up of the affairs of the Company, to receive, pro rata, all of the assets of the Company available for distribution to stockholders after payment of debt and any liquidation preferences to the holders of any Series "A" referred Stock or Series B Preferred Stock that may be outstanding at the time.

         Holders of the Common Stock have no preemptive, redemption, sinking fund or conversion rights.

         The transfer agent for the Company's Common Stock is Securities Transfer Corporation, 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248.

Proposed Charter Amendment Regarding Preferred Stock

         In connection with the Merger, the Board of Directors has approved a resolution, subject to shareholder approval, amending Article 5 of the Company's Certificate of Incorporation by establishing the Series B Preferred Stock and authorizing the Board of Directors to exercise "blank check" authority in regard to the Preferred Stock. The text of Article 5, as proposed to be amended (including the authorizations regarding the 1-for-10 reverse stock split described in Proposal 3 above), is attached to this Proxy Statement as Exhibit "A."

         The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment. Mr. Barker owns of record or beneficially 39,583,513 (80.6%) of the 49,099,069 outstanding Common Shares of the Company and has informed the Company that he intends to vote all such shares in favor of the proposed amendment. If approved by the shareholders, the amendment will take effect upon filing with the Secretary of State of Oklahoma, which is expected to occur shortly after the Annual Meeting.

                             5. INDEPENDENT AUDITORS

         The shareholders are being asked to ratify the selection by the Board of Directors of Grant Thornton LLP as the independent public accountants for the Company for the fiscal year ending December 31, 1998.

         The firm of Grant Thornton LLP has served as the independent public accountants for the Company for the fiscal year ending December 31, 1997, and the Board of Directors has selected Grant Thornton LLP to serve as the Company's independent public accountant for the current fiscal year.

         Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, to have the opportunity to make a statement, if they so desire, and to be available to respond to appropriate questions from shareholders.


                              FINANCIAL STATEMENTS

         The consolidated financial statements of the Company for the nine months ended September 30, 1998 (unaudited) and the years ended December 31, 1997 and 1996, are included in this Proxy Statement. See "Index to Financial Statements."


                              SHAREHOLDER PROPOSALS

         In order to be considered for inclusion in the Company's Proxy Statement for the Annual Meeting to be held in 2000, all shareholder proposals must be received by the Company on or prior to January 1, 2000. Any proposal should be sent to the attention of the Company.


                                          By the Order of the Board of Directors
                                          Judith F. Barker
January 25, 1999                          Secretary


                          INDEX TO FINANCIAL STATEMENTS


                                                                                      Pages
                                                                                      -----


Report of Independent Certified Public Accountants                                      F-1

Financial Statements:

          Consolidated Balance Sheets at September 30, 1998 (unaudited) and             F-2
           December 31, 1997 and 1996

          Consolidated  Statements of Operations  for the nine months ended             F-4
           September 30, 1998  (unaudited)  and the years ended  December
           31, 1997 and 1996

          Consolidated  Statement of Changes in Shareholders'  Deficit  for             F-5
           the  nine months ended  September 30, 1998  (unaudited) and   the
           years ended December 31, 1997 and 1996

          Consolidated  Statements  of Cash Flows for the nine months ended             F-6
           September 30, 1998  and  1997  (unaudited)  and  the  years ended
           December 31, 1997 and 1996

          Notes to Financial Statements                                                 F-7


                                   EXHIBIT "A"

            TEXT OF AMENDED ARTICLE 5 OF CERTIFICATE OF INCORPORATION

         If Proposals 3 and 4 are both approved by the shareholders, the present
Article 5 of the Certificate of Incorporation of Tatonka Energy, Inc. will be deleted in its entirety and replaced with the following Article 5:

         "5. The shares to be issued by the Corporation shall be of two classes, namely, Voting Common Stock, of a par value of One Cent ($0.01) per share, and Preferred Stock, of a par value of One Dollar ($1.00) per share. The Corporation shall have the authority to allot an aggregate number of fifty million (50,000,000) shares of the Voting Common Stock and an aggregate number of one million (1,000,000) shares of Preferred Stock.

         A. Authority of the Board of Directors. Regarding Preferred Stock, 135,139 shares are designated as Series "A" Preferred Stock (Non-Voting) and 500,000 shares are designated as Series B 12% Cumulative Convertible Preferred Stock. The Board of Directors shall be vested with and shall have the authority to issue any or all shares of Preferred Stock in one or more series and by resolution or resolutions, to establish the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued; provided, however, that the Board of Directors may not change the rights and preferences of shares of Series "A" Preferred Stock (Non-Voting) or Series B 12% Cumulative Convertible Preferred Stock, which are outstanding at the time any authorized change is to take effect.

         B. Series B 12% Cumulative Convertible Preferred Stock. The "Series B 12% Cumulative Convertible Preferred Stock" (the "Series B Preferred Stock") shall have the powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics set forth below.

                           (a) Voting Rights. The Series B Preferred Stock shall be nonvoting stock, and the holders (hereinafter called "Holders") of Series B Preferred Stock shall have no voting rights except where required by law.

                           (b) Dividend Rights. Subject to the restrictions and limitations of subparagraphs (ii) and (iii) below, the Holders of Series B Preferred Stock shall be entitled to receive dividends as provided in subparagraph (i) below:

                                    (i) The Holders of Series B Preferred  Stock
                           shall be entitled to receive dividends out of any funds legally available for that purpose at the annual rate of 12% of the amount of the liquidation preference and no more, payable annually, or at such shorter intervals as the Board of Directors may from time to time determine. Dividends shall accrue on all shares of Series B Preferred Stock from the date they are issued and shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable when, as and if declared by the Board of Directors. Nothing contained herein shall obligate the Board of Directors to declare any dividends to the Holders of Series B Preferred Stock, and such Holders shall have no right to receive any dividends unless and until declared by the Board of directors in its sole and absolute discretion. Dividends shall be paid once a year within forty-five (45) days after completion of the audit of the Corporation's financial statements for each fiscal year. Accrued but unpaid dividends on the Series B Preferred Stock will be payable before any dividends are paid, declared, or set apart for holders of any other series of Preferred Stock junior to the Series B Preferred Stock or for holders of Common Stock. In addition, dividends are cumulative so that if, for any dividend period, the preferential dividends on Series B Preferred Stock are not paid, or declared, or set apart, the deficiency must be fully paid or declared and set apart, without interest, before any distribution (by dividend or otherwise) is paid on, declared, or set apart for any other series of Preferred Stock junior to the Series B Preferred Stock or for Common Stock

                                    (ii)  Prior  to the  end of the  first  full
                           fiscal year ending on or after December 31, 1998, during which the Corporation shall have reported net income after taxes of at least $1,200,000, as reflected on the Corporation's audited financial statements for such year, the Board of Directors shall have the right and option, in its sole and absolute discretion, at any time or times, or intermittently from time to time, to determine or declare that dividends shall not accrue from day to day and, accordingly, shall not be paid, on the Series B Preferred Stock. In the event of such determination or determinations by the Board of directors, the Holders of Series B Preferred Stock shall not be entitled to receive dividends during such period of time or times as the Board of Directors may determine.

                                    (iii)  Notwithstanding  any  other  term  or
                           provision contained herein, and as a completely separate and independent matter from the provisions of subparagraph (ii) above, the Board of Directors shall, in its sole and absolute discretion, have the right and option, but not the obligation, to pay dividends on the Series B Preferred Stock either in shares of Common Stock or in cash for any period or periods of time, whether consecutive or not, such as, for example, for an entire year, for a portion or portions of a year, for multiple years, or for portions of multiple years. If the Board of Directors determines to pay dividends for any period in shares of Common Stock, the value of a share shall be determined by averaging the daily closing prices (i.e., last sale price, regular way) for a share of Common Stock for the 10 consecutive trading days on which such shares are actually traded on the NASDAQ National Market System preceding the end of the period, if the Common Stock is so traded at the time. If not, the average of the high bid and low asked prices as reported in the Wall Street Journal, or if not so reported, as furnished by a professional market maker making a market in the Common Stock and selected by the Board of Directors of, shall be used.

                           (c) Liquidation Preference. On any voluntary or involuntary liquidation of the Corporation, the Holders of Series B Preferred Stock shall receive a liquidation preference equal to $10.00 per share, plus any declared and unpaid dividends on Series B Preferred Stock, and no more, before any amount is paid to the holders of the Common Stock. or any other series of Preferred Stock junior to the Series B Preferred Stock. Each certificate representing shares of Series B Preferred Stock shall show on its face the amount of the liquidation preference per share. If the assets of the Corporation should be insufficient to permit payment to the Holders of Series B Preferred Stock of their full liquidation preference amounts as herein provided, then such assets will be distributed ratably among the holders of outstanding shares of Series B Preferred Stock. If the assets of the Corporation are sufficient to permit payment to the Holders of Series B Preferred Stock of their liquidation preference in full, the holders of any other series of Preferred Stock junior to the Series B Preferred Stock and/or the holders of Common Stock shall receive ratably all the remaining assets of the Corporation. A merger or consolidation of the Corporation with or into any other corporation, or a sale of all or substantially all of the assets of the Corporation will be deemed a liquidation of the Corporation within the meaning of this paragraph, thereby entitling Holders to the liquidation preference.

                           (d) Conversion Rights of Holders. The Holder of any shares of Series B Preferred Stock shall have the right and option to convert any of such shares of Series B Preferred Stock into shares of Common Stock on the following terms:

                                   (i) Conversion  Rate.  Commencing August  31,
                           1999, each outstanding hare of Series B Preferred Stock shall be convertible at any time and from time to time, at the option of the Holder, into ten (10) shares of Common Stock (as constituted after the effectiveness of a 1-for-10 reverse stock split).

                                   (ii)  Procedure.  Any Holder  may  convert by
                          delivering to the office of the Corporation or its transfer agent a written notice electing to convert and surrendering the Holder's certificate(s)
                          evidencing the shares of Series B Preferred    Stock
                          being converted, duly endorsed for transfer.

                          (e)General Conversion Provisions. The following provisions apply to conversion:

                                   (i)Anti-dilution  Rights.  While the Series B
                          Preferred Stock is  outstanding, if the Corporation:

                                    (w)  divides  its  outstanding  shares  of
                               Common Stock into a greater number of  shares;

                                    (x)  combines  its  outstanding  shares  of
                               Common Stock into a small number of shares;

                                    (y)  pays a dividend or makes a distribution
                               on its Common Stock in shares of its capital stock or other property; or

                                    (z)  issues  by  reclassification  of  its
                               Common Stock any shares of its capital stock or other property;

                          then the conversion privilege in effect mmediately before such action will be adjusted so that the each Holder of the Series B Preferred Stock thereafter converted may receive the number of shares of Common Stock, capital stock or other property that he would have owned immediately following such action if he had converted the shares of Series B Preferred Stock immediately before the record date (or, if no record date, the effective date) for such action.

                          The adjustmen will become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

                                   (ii) No Fractional Shares. Neither fractional
                         shares, nor scrip or other certificates evidencing such fractional shares, will be issued by the Corporation on conversion of Series B Preferred Stock, but the Corporation will pay in lieu thereof the Determined Value (defined below) in cash to the holders who would be entitled to receive such fractional shares. The
                         "Determined  Value"   means  the  otherwise-issuable
                         fraction of a share of Common Stock multiplied by the average of the daily closing prices (i.e., last sale price, regular way) for a share of Common Stock for the 10 consecutive trading days on which such shares are actually traded on the NASDAQ National Market System (if the Common Stock is so traded at the time) preceding the date the Holder delivered to the office of the Corporation or its transfer agent a written notice electing to convert and surrendering the Holder's certificate(s) evidencing the shares of
                         Series B Preferred Stock being converted, duly endorsed for transfer. If the Common Stock is not so traded at the time, the average of the high bid and low asked prices as reported in the Wall Street Journal, or if not so reported, as furnished by a professional market maker making a market in the Common Stock and selected by the Board of Directors of, shall be used.

                                   (iii) Status of  Converted Shares.  Shares of
                         Series B Preferred Stock that are converted will be restored to the status of authorized but unissued shares of Preferred Stock, and will no longer be authorized but unissued shares of Series B Preferred Stock.

                                   (iv)Reservation  of Shares.  The  Corporation
                         will at all times reserve and keep available out of its authorized but unissued shares of Common Stock such number of shares of Common Stock as may be necessary for the purpose of converting all outstanding shares of Series B Preferred Stock into the full number of shares of Common Stock issuable upon conversion of all such Series B Preferred Stock.

                         (f)Redemption. The Corporation may redeem Series B Preferred Stock under the following terms and conditions:


                                   (i) Terms of Redemption.  On  or  after  5:00
                    p.m. Dallas, Texas time, July 31, 2000, the Corporation, may, at the option of the Board of Directors, redeem the whole, or from time to time any part, of the outstanding Series B Preferred Stock by paying in cash $10.00 per share, plus all dividends accrued, unpaid, and accumulated thereon, as provided in this paragraph through and including the redemption date (the "Redemption Price") and by giving to each record Holder of Series B Preferred Stock at his or her last known address as shown on the Corporation's records, at least thirty (30) but not more than sixty (60)days' notice. This "Redemption Notice" may be either in person or in writing, by mail, postage prepaid and must state the class or series or part of any class or series of shares to be redeemed, along with the date and plan of redemption, the Redemption Price, and the place where the shareholders may obtain payment of the Redemption Price on surrendering their share certificates. If only a part of the outstanding Series B Preferred Stock is redeemed, redemption will be by lot or pro rata, as the Board of Directors prescribes. But no Series B Preferred Stock may be redeemed unless all accrued and accumulated dividends on all outstanding Series B Preferred Stock have been paid for all past dividend periods and full dividends for the current period through and including the redemption date have been paid or declared and set apart for payment. On or after the date fixed for redemption, each Holder of shares called for redemption may, unless the Holder has previously exercised the option to convert the Holder's Series B Preferred Stock as provided elsewhere herein, surrender to the Corporation the certificate for the shares at the place designated in the Redemption Notice and will then be entitled to receive payment of the Redemption Price. If fewer than all the shares represented by any surrendered certificate are redeemed, a new certificate for the unredeemed shares will be issued. If the Redemption Notice is duly given and sufficient funds are available on the date fixed for redemption, then, whether or not the certificates representing the shares to be redeemed are surrendered, all the Holders' rights with respect to the shares called for redemption will terminate on the date fixed for redemption, except for the Holders' right to receive the Redemption Price, without interest, on surrendering their certificates.

                                   (ii) Deposit of Funds. Shares are considered
                    redeemed, and dividends on them cease to accrue after the date fixed for redemption, if, on or before any date fixed for redeeming the Series B Preferred Stock as provided in this paragraph, the Corporation deposits as a trust fund with any bank or trust company in Oklahoma or Texas (or any bank or trust company in the United States duly appointed and acting as the Corporation's transfer agent) a sum sufficient to redeem, on the date fixed for redemption, the shares called for redemption, with irrevocable instructions and authority to the bank or trust company (a) to publish the Redemption Notice (or to complete publication already begun), and (b) to pay, on and after the date fixed for redemption or before that date, the Redemption Price of the shares to their holders when they surrender their certificates. The deposit is considered to constitute full payment of the shares to their holders, and from the date of the deposit the shares will no longer be considered outstanding. Moreover, the Holders of the shares will cease to be shareholders with respect to the shares, except to receive from the bank or trust company payment of the Redemption Price of the shares (without interest) on surrendering of the certificates and to convert the shares to Common Stock as provided elsewhere herein. Any money so deposited on account of the Redemption Price of Series B Preferred Stock shares converted after the deposit is made must be repaid immediately to the corporation on conversion of those shares of Series B Preferred Stock.

                                   (iii) Status of  Redeemed  Shares.  Shares of
                    Series   B  Preferred  Stock  redeemed  by  the  Corporation
                    shall be restored to the status of authorized but unissued shares.

                    (i)No Preemptive Rights. Holders of Series B Preferred Stock will not have any preemptive rights to subscribe for or purchase any additional shares of Preferred Stock of any series or any shares of the Corporation's Common Stock.

                    (j) Restriction of Surplus. The liquidation preference of the

                    Series B Preferred Stock exceeds the par value thereof by $9.99 per share. As long as any shares of Series B Preferred Stock are outstanding, surplus shall be restricted on any specific date by an amount equal to the product of (i) $9.99 multiplied by (ii) the number of shares of Series B Preferred Stock then outstanding. In furtherance of this restriction of surplus, the Corporation covenants and agrees that, so long as any shares of Series B Preferred Stock are issued and outstanding, the Corporation shall not pay any dividend, make any other distribution, or enter into or consummate any transaction which would have the effect of reducing the combined (i) par value of all shares of Series B Preferred Stock then outstanding and (ii) surplus of the Corporation to an amount less than the aggregate liquidation preference of all the then-outstanding shares of Series B Preferred Stock.






                               LIST OF APPENDICES

1.           Form of Proxy

                            REVISED PRELIMINARY COPY

Tatonka Energy, Inc.   PROXY/VOTING INSTRUCTION CARD
Dallas, Texas
--------------------------------------------------------------------------------

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on February 5, 1999.

The undersigned hereby appoints George C. Barker, Joe R. Love and Joe P. Foor and each of them the proxy for the undersigned with full powers of substitution to vote all shares of Common Stock of TATONKA ENERGY., INC., that the undersigned is entitled to vote, at the annual meeting of shareholders of TATONKA ENERGY, INC., at Dallas, Texas, at 10:00 A.M. on Friday, February 5, 1999, and any adjournment thereof in the manner indicated on the reverse side of this proxy, and upon such other business as may lawfully come before the meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 THROUGH 5, AS INDICATED ON THE REVERSE SIDE HEREOF.

     You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Director's recommendations.

     You acknowledge receipt of the Company's Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission, the Notice of Meeting of Shareholders and the Proxy Statement by signing on the reverse side.

     Please mark your vote as in this example.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR all proposals.

        The Board of Directors recommends a vote FOR Proposals 1 through 7.
        -------------------------------------------------------------------


                                                        FOR   WITHHOLD   AGAINST

1.  To increase the number of Directors from three
                  to five and  elect five directors:
                  George C. Barker
                  Joe R. Love

                  Joe P. Foor

                  Judith F. Barker

                  Marilyn Moss


2.  To change the Company's name to "PhyMed, Inc."

3.  To effect a 1-for-10 reverse stock split.

4.   To establish a new Series B 12% Convertible Preferred

         Stock and authorize the Board of Directors to exercise "blank check" authority regarding Preferred Stock.

5.   To ratify the selection of auditors

         for fiscal 1998.

6.   In their discretion, the Proxies are

         authorized to vote upon such other business as may properly come before the meeting.


                    Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.







                                       SIGNATURE(S)

DATE

               Report of Independent Certified Public Accountants




To the Board of Directors and Shareholders
New Tatonka Energy, Inc.


We have audited the accompanying consolidated balance sheets of New Tatonka Energy, Inc. and Subsidiary as of December 31, 1996 and 1997, and the related consolidated statements of operations, changes in shareholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of New Tatonka Energy, Inc. and Subsidiary as of December 31, 1996 and 1997, and the consolidated results of their operations and their consolidated cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company is in default on certain obligations, and a lender has obtained an injunction that limits disbursement of funds by the Company and has indicated it may seek the appointment of a receiver for the Company. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




GRANT THORNTON LLP

Dallas, Texas
August 21, 1998, except for Note E which is as of November 30, 1998



                     New Tatonka Energy, Inc. and Subsidiary

                           CONSOLIDATED BALANCE SHEETS






                                                                December 31,         September 30,
                                                        --------------------------
                               ASSETS                       1996           1997           1998
                                                        -----------    -----------   -------------
                                                                                      (Unaudited)

CURRENT ASSETS
   Cash                                                 $     2,980    $    37,233    $    14,254
   Accounts receivable - trade, less allowance for
       doubtful accounts and contractual allowances
       of $1,898,035, $1,668,867 and $1,328,678,
       respectively                                       2,489,262      2,280,547      2,356,405
   Receivable - related party                                39,899         58,270         95,811
                                                        -----------    -----------    -----------

         Total current assets                             2,532,141      2,376,050      2,466,470

PROPERTY AND EQUIPMENT
   Clinic and medical equipment                           3,561,415      3,561,415      3,566,690
   Automobiles                                               51,885           --             --
   Furniture and equipment                                   80,171         89,797         95,042
   Computer hardware and software                            54,616         54,616        403,450
   Leasehold improvements                                   381,420        381,420        381,420
                                                        -----------    -----------    -----------
                                                          4,129,507      4,087,248      4,446,602
       Less accumulated depreciation and amortization    (2,287,336)    (2,889,189)    (3,319,562)
                                                        -----------    -----------    -----------
                                                          1,842,171      1,198,059      1,127,040
                                                        -----------    -----------    -----------

OTHER ASSETS
   Deferred income tax asset                                355,000        354,000        354,000
   Other                                                      8,537         13,533         16,321
                                                        -----------    -----------    -----------
                                                            363,537        367,533        370,321
                                                        -----------    -----------    -----------

                                                        $ 4,737,849    $ 3,941,642    $ 3,963,831
                                                        ===========    ===========    ===========


        The accompanying notes are an integral part of these statements.



                     New Tatonka Energy, Inc. and Subsidiary

                     CONSOLIDATED BALANCE SHEETS - CONTINUED





                                                                                                   Pro forma
                                                                                                  shareholders'
   LIABILITIES AND SHAREHOLDERS'                                                                   deficit at
       DEFICIT                                              December 31,         September 30,   September 30,
                                                       1996           1997          1998                1998
                                                   -----------    -----------    -------------   --------------
                                                                                 (Unaudited)       (Note A)

CURRENT LIABILITIES
   Current maturities of long-term debt            $ 1,469,840    $ 1,173,830    $ 2,274,331
   Accounts payable - trade                            398,430        192,407        643,460
   Payable to factor                                   605,695        758,755        408,434
   Accrued expenses                                     99,104        176,419        305,238
   Deferred income tax liability                       758,000        695,000        646,389
                                                   -----------    -----------    -----------

                  Total current liabilities          3,331,069      2,996,411      4,277,852

LONG-TERM LIABILITIES
   Long-term debt, less current maturities           2,133,383      1,646,254        356,567
   Deferred rent                                          --           33,902         33,902
                                                   -----------    -----------    -----------

                  Total liabilities                  5,464,452      4,676,567      4,668,321

COMMITMENTS AND CONTINGENCIES                             --             --             --             --

SHAREHOLDERS' DEFICIT
   Common stock - $1 par value per share;
       authorized, issued and outstanding,
       1,000 shares                                      1,000          1,000           --             --
   Common stock - $.001 par value per share;
       authorized, 50,000,000 shares; issued
       and outstanding, 49,099,069 shares                 --             --           49,099         78,431
   Series "A" nonvoting convertible preferred
       stock, $1 par value per share; issued
       and outstanding, 135,139 shares                    --             --          135,139        135,139
   Additional paid-in capital                             --           22,254         16,691           --
   Unearned ESOP compensation                         (446,615)      (333,532)      (248,720)      (248,720)
   Retained earnings (accumulated deficit)             566,594        422,935       (656,699)      (669,340)
                                                   -----------    -----------    -----------    -----------
                                                       120,979        112,657       (704,490)      (704,490)
       Less treasury stock, at cost (226 shares)      (847,582)      (847,582)          --             --
                                                   -----------    -----------    -----------    -----------

                  Total shareholders' deficit         (726,603)      (734,925)      (704,490)      (704,490)
                                                   -----------    -----------    -----------    ===========

                                                   $ 4,737,849    $ 3,941,642    $ 3,963,831
                                                   ===========    ===========    ===========


        The accompanying notes are an integral part of these statements.



                     New Tatonka Energy, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF OPERATIONS






                                                                                       Nine months
                                                Years ended December 31,            ended September 30,
                                               ----------------------------    ----------------------------
                                                   1996            1997             1997           1998
                                               ------------    ------------    ------------    ------------

Patient revenue
   Gross billings                              $  5,961,001    $  5,889,315    $  4,538,405    $  3,793,723
   Less allowances                               (1,988,414)     (2,245,821)     (1,826,101)     (1,298,248)
                                               ------------    ------------    ------------    ------------

                  Net patient revenue             3,972,587       3,643,494       2,712,304       2,495,475

   Contracted services                                 --              --              --           374,391
   Other                                               --              --              --            11,845
                                               ------------    ------------    ------------    ------------

                  Total revenues                  3,972,587       3,643,494       2,712,304       2,881,711

Operating expenses                               (3,957,424)     (3,393,582)     (2,354,856)     (2,767,936)
                                               ------------    ------------    ------------    ------------

                  Operating profit                   15,163         249,912         357,448         113,775

Other income (expenses)
   Interest expense                                (446,223)       (379,570)       (303,276)       (171,744)
   Factoring fees                                  (134,408)       (100,041)        (80,976)        (49,733)
   Miscellaneous income (expense)                     6,350           1,040             249          (4,343)
                                               ------------    ------------    ------------    ------------
                                                   (574,281)       (478,571)       (384,003)       (225,820)
                                               ------------    ------------    ------------    ------------

                  Net loss before income
                      tax benefit                  (559,118)       (228,659)        (26,555)       (112,045)

Deferred income tax benefit                         205,000          85,000           9,880          40,861
                                               ------------    ------------    ------------    ------------

                  NET LOSS                     $   (354,118)   $   (143,659)   $    (16,675)   $    (71,184)
                                               ============    ============    ============    ============

Loss per share - basic and diluted                    $(.01)           --              --              --

Weighted average shares                          39,583,513      39,583,513      39,583,513      45,927,217

Pro forma loss per share - basic and diluted          $(.01)           --              --              --

Weighted average shares                          68,915,409      68,915,409      69,415,409      75,759,113






         The accompanying notes are an integral part of this statement.



                  New Tatonka Energy, Inc. and Subsidiary

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT




                                                                                                            Retained
                                           Common stock                      Additional      Unearned        earnings
                                        --------------------     Preferred     paid-in        ESOP        (accumulated
                                        Shares       Amount       stock        capital      compensation     deficit)
                                      ---------    ---------    ---------    ---------      ------------   -----------

Balance at January 1, 1996               1,000   $     1,000   $      --     $      --      $  (559,698)   $   925,091

Purchase of treasury stock                --            --            --            --             --             --

Amortization of unearned ESOP
   compensation, net of taxes of
   $2,000                                 --            --            --            --          113,083         (4,379)

Net loss                                  --            --            --            --             --         (354,118)
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1996             1,000         1,000          --            --         (446,615)       566,594

Amortization of unearned ESOP
   compensation, net of taxes of
   $13,000                                --            --            --          22,254        113,083           --

Net loss                                  --            --            --            --             --         (143,659)
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1997             1,000         1,000          --          22,254       (333,532)       422,935

Merger of Tatonka Energy, Inc.
   and Phy. Med., Inc. and
   recapitalization                 49,098,069        48,099       135,139       (22,254)          --       (1,008,450)

Amortization of unearned ESOP
   compensation, net of taxes
   of $4,000                              --            --            --          16,691         84,812           --

Net loss                                  --            --            --            --             --          (71,184)
                                   -----------   -----------   -----------   -----------    -----------    -----------

Balance at September 30, 1998
   (unaudited)                      49,099,069   $    49,099   $   135,139   $    16,691    $  (248,720)   $  (656,699)
                                   ===========   ===========   ===========   ===========    ===========    ===========







                                             Treasury stock
                                          -------------------
                                          Shares      Amount         Total
                                          -------     -------     -----------

Balance at January 1, 1996                  200    $  (800,000)   $  (433,607)

Purchase of treasury stock                   26        (47,582)       (47,582)

Amortization of unearned ESOP
   compensation, net of taxes of
   $2,000                                  --             --          108,704

Net loss                                   --             --         (354,118)
                                    -----------    -----------    -----------

Balance at December 31, 1996                226       (847,582)      (726,603)

Amortization of unearned ESOP
   compensation, net of taxes of
   $13,000                                 --             --          135,337

Net loss                                   --             --         (143,659)
                                    -----------    -----------    -----------

Balance at December 31, 1997                226       (847,582)      (734,925)

Merger of Tatonka Energy, Inc.
   and Phy. Med., Inc. and
   recapitalization                        (226)       847,582            116

Amortization of unearned ESOP
   compensation, net of taxes
   of $4,000                               --             --          101,503

Net loss                                   --             --          (71,184)
                                    -----------    -----------    -----------

Balance at September 30, 1998
   (unaudited)                             --      $      --      $  (704,490)
                                    ===========    ===========    ===========

        The accompanying notes are an integral part of these statements.



                     New Tatonka Energy, Inc. and Subsidiary

                      CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                     Years ended            Nine months ended
                                                                     December 31,             September 30,
                                                                    --------------       ----------------------
                                                                 1996        1997          1997         1998
                                                               ---------    ---------    ---------    ---------


Cash flows from operating activities
    Net loss                                                   $(354,118)   $(143,659)   $ (16,675)   $ (71,184)
    Adjustments to reconcile net loss  to net cash
       provided by operating activities:
            Depreciation and amortization                        937,501      623,055      467,290      430,373
            Amortization of unearned ESOP compensation           106,704      148,337      111,253      101,503
            Deferred income taxes                               (205,000)     (85,000)      (9,880)     (48,611)
            Changes in operating assets and liabilities
              Receivables                                       (195,988)     190,344       13,634      (75,858)
              Prepaid expenses and other current assets          133,409         --         (3,297)     (40,329)
              Other assets                                       161,738       (4,996)        --           --
              Accounts payable and other current liabilities     159,572     (118,708)     (24,055)     579,872
              Other noncurrent liabilities                        89,104       33,902         --           --
                                                               ---------    ---------    ---------    ---------

              Net cash provided by operating activities          832,922      643,275      538,270      875,766

Cash flows from investing activities
    Purchase of property assets                                     --           --         (6,649)    (359,354)
    Proceeds from sale of assets                                    --         21,057         --           --
    Merger                                                          --           --           --            116
                                                               ---------    ---------    ---------    ---------

              Net cash provided by (used in)
                  investing activities                              --         21,057       (6,649)    (359,238)

Cash flows from financing activities
    Proceeds from (payments to) factoring company - net          171,724      153,060      303,328     (350,321)
    Repayments of debt                                          (968,708)    (783,139)    (773,128)    (189,186)
    Purchase of treasury stock                                   (47,582)        --           --           --
                                                               ---------    ---------    ---------    ---------

              Net cash used in financing activities             (844,566)    (630,079)    (469,800)    (539,507)
                                                               ---------    ---------    ---------    ---------

              Net increase (decrease) in cash                    (11,644)      34,253       61,821      (22,979)

Cash at beginning of period                                       14,624        2,980        2,980       37,233
                                                               ---------    ---------    ---------    ---------

Cash at end of period                                          $   2,980    $  37,233    $  64,801    $  14,254
                                                               =========    =========    =========    =========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Interest paid                                             $ 506,947    $ 393,771    $ 304,494    $ 141,240
                                                               =========    =========    =========    =========




        The accompanying notes are an integral part of these statements.

                     New Tatonka Energy, Inc. and Subsidiary

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS






NOTE A  - BASIS OF PRESENTATION

   Effective April 3, 1998, Tatonka Energy, Inc. ( "Tatonka") acquired 80% of the outstanding capital stock of Phy Med Diagnostic Imaging Center Dallas, Inc. ("Phy Med"), pursuant to an agreement and plan of reorganization and merger (the Agreement). The Agreement provides that consideration given by Tatonka consists of the issuance of 68,915,409 Tatonka common shares. However, pending shareholder approval of an increase in the authorized common shares of Tatonka, only 39,583,513 shares have been issued. Shareholders' deficit in the accompanying balance sheet reflects only the Tatonka shares actually issued. Pro forma shareholders' deficit and pro forma loss per share reflect the additional 29,331,896 shares that are required to be issued upon shareholder approval.

   At the date of the merger, Tatonka had nominal assets, consisting only of $116 in cash and no liabilities. The terms of the merger result in the former Phy Med shareholders owning approximately 87% of the outstanding Tatonka common stock. Therefore, the merger has been accounted for as a recapitalization of Phy Med. The accompanying financial statements which have been captioned "New Tatonka Energy, Inc.", pending shareholder approval to change the name to Phy Med, Inc., are those of Phy Med for all periods presented. Phy Med is referred to herein as "the Company".


NOTE B - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business
   ------------------

   The Company is engaged in the business of operating a diagnostic imaging center, located in Dallas, Texas.

   A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

   Revenue Recognition and Receivables
   -----------------------------------

   Net patient revenue is recorded as services are rendered, at the estimated realizable amounts from patients, third-party payers and others based upon contractual arrangements. Provisions are made for estimated uncollectible accounts and are reflected in the financial statements as bad debts, included in operating expenses.

   Property and Equipment
   ----------------------

   Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, which range from three to five years, by the straight-line method. Leasehold improvements are amortized by the straight-line method over the lives of the respective leases or the service lives of the improvements, whichever is shorter.

                     New Tatonka Energy, Inc. and Subsidiary

NOTE B - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
             Continued

   Deferred Rent

   The cost of the Company's lease for office space is accounted for by the straight-line method. The difference between the net cash requirements of the lease and straight-line method is reflected on the balance sheet as deferred rent.

   Use of Estimates

   In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Earnings (Loss) Per Share

   Basic earnings (loss) per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted earnings (loss) per share gives effect to the assumed conversion of preferred stock, when dilutive. See Note H.

   Fair Value of Financial Instruments

   The carrying amounts for cash, accounts receivable and accounts payable approximate fair value because of the short-term nature of these financial instruments. The carrying amount reported for long-term debt approximates fair value, as interest rates are tied to market.

   Interim Period Financial Statements

   The consolidated financial statements contained herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial position as of September 30, 1997 and 1998, and the consolidated results of operations and cash flows for the six-month periods then ended have been made. In addition, all such adjustments made, in the opinion of management, are of a normal recurring nature. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full fiscal year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted for the interim periods pursuant to the interim reporting rules of the Securities and Exchange Commission.

                     New Tatonka Energy, Inc. and Subsidiary

NOTE C - GOING CONCERN MATTERS

   The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. As more fully described in Note E, the Company is in default on an equipment lease obligation and a note with outstanding balances of aggregating approximately $1,850,000 at November 30, 1998. The note holder has filed a lawsuit, obtained an injunction that limits disbursement of funds by the Company, and has indicated it may seek the appointment of a receiver for the Company.

   Management is developing a refinancing plan that it believes will allow the Company to cure the aforementioned defaults and will provide sufficient liquidity. However, there is no assurance the Company will be able to accomplish this.


NOTE D - PROPERTY AND EQUIPMENT

    Property and equipment accounts include $878,784 of assets which have been financed under leases classified as capital leases. The amounts capitalized are the lesser of the fair market values or the present values of the minimum lease payments of the leased property.


NOTE E - LONG-TERM DEBT

    Long-term debt consists of the following at December 31:


                                                                                          1996              1997
                                                                                        ---------         ---------

       Notes  payable  to finance  companies  payable  in  monthly  installments through 1999, at interest rates ranging from 9.1% to 12.5%,
          collateralized by the equipment acquired                                      $ 739,277         $ 386,268

       Promissory notes, payable in monthly installments through 2000, at
          interest rates ranging from 9.9% to 10.0%                                       167,118           103,187

       Note payable  for the  purchase of  treasury  shares,  payable in monthly
          installments   through   1998,   at  an   interest   rate  of   10.0%,
          collateralized by the treasury shares acquired                                  486,291           244,828

       Note payable  by the  Company's  Employee  Stock  Ownership  Plan for the
          purchase of common  shares,  payable in monthly  installments  through
          2000, at an interest rate of 10.0%, collateralized by the common
          shares acquired                                                                 535,198           404,228




                                      F-9



                     New Tatonka Energy, Inc. and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED


NOTE E - LONG-TERM DEBT - Continued

                                                                                         1996              1997
                                                                                       ----------        ----------

       Capitalized lease obligations, payable in monthly installments
          through 2001, collateralized by the related equipment                        $1,854,509        $1,879,552

       Other                                                                                 --              63,988
                                                                                       ----------        ----------
                                                                                        3,782,393         3,082,051
       Less amount representing interest on capital lease obligations
          imputed at rates ranging from 7.5% to 9.3%                                     (179,170)         (261,967)
                                                                                       ----------        ----------
                                                                                        3,603,223         2,820,084
       Less current maturities                                                          1,469,840         1,173,830
                                                                                       ----------        ----------

                                                                                       $2,133,383        $1,646,254
                                                                                       ==========        ==========

    All debt is guaranteed by the Company's principal shareholder.

    Aggregate maturities of long-term debt at December 31, 1997, are as follows:

          Year ending
         December 31,

              1998                                                                                       $1,173,830
              1999                                                                                          626,034
              2000                                                                                          642,964
              2001                                                                                          377,256
                                                                                                         ----------

                                                                                                         $2,820,084
                                                                                                         ==========


    In August  1998,  DVI  Finance  Company  (DVI)  filed a lawsuit  against the
    Company for failure to make the required payments on a note with a principal balance at December  31, 1997 of $333,608 and $264,338 at November 30, 1998.
    DVI  also  obtained  an  injunction   against  the  Company  that  prohibits
    disbursement of funds without the consent of DVI.

    Also, at November 30, 1998, the Company was in arrears on an equipment lease, which has been accounted for as a capital lease. The lease had a principal balance of $1,603,286 at December 31, 1997.

    DVI has indicated it may apply to the court for the appointment of a receiver for the Company. If DVI were to file such an application, the equipment lessor could be expected to join in the application.

    As a result of the aforementioned lease default, the outstanding balance of approximately $1,590,000 at November 30, 1998, is subject to being called by the lessor, although no such demand has been made.

    The defaults on the lease agreement and the note existed at September 30, 1998. Accordingly, these obligations have been classified as current liabilities on the September 30, 1998 balance sheet.


                                      F-10


                     New Tatonka Energy, Inc. and Subsidiary

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED





NOTE F - COMMITMENTS AND CONTINGENCIES

    Future minimum rental commitments under the noncancellable operating leases are as follows:

       Year ended December 31,
          1998                                                                                           $164,633
          1999                                                                                            169,046
          2000                                                                                            173,591
          2001                                                                                            171,035
          2002                                                                                            168,800
          2003 and thereafter                                                                              27,727
                                                                                                         --------

          Total minimum payments required                                                                $874,832
                                                                                                         ========

    Rental expense totaled approximately $128,000 and $134,000 for the years ended December 31, 1996 and 1997, respectively.

    Several legal actions arising in the ordinary course of business are pending or in process against the Company. In the opinion of management, the eventual disposition of these actions will not have a materially adverse effect on the financial position, results of operations or liquidity of the Company. See also Note E regarding a lawsuit filed by one of the Company's lenders.


NOTE G - INCOME TAXES

    Following is a  reconciliation  of the Company's income tax benefit with the amount of tax computed at the statutory rate:
                                                                                          Years ended December 31,
                                                                                        ---------------------------
                                                                                            1996              1997

       Tax benefit at statutory rate                                                    $(190,000)       $(78,000)
       State taxes, net of Federal effect                                                 (16,000)         (7,000)
       Other                                                                                1,000            --
                                                                                        ----------       ---------

                                                                                        $(205,000)       $(85,000)


                     New Tatonka Energy, Inc. and Subsidiary

NOTE G - INCOME TAXES - Continued

    The components of the deferred tax asset and liability are as follows:


                                                                                               December 31,
                                                                                        ---------------------------
                                                                                           1996              1997
                                                                                        ---------         ---------

       Deferred tax assets
          Property and equipment                                                        $ 134,000         $ 120,000
          Deferred rent                                                                      --              12,000
          Accounts payable and accrued expenses                                           163,000           136,000
          Net operating loss carryforward                                                 221,000           234,000
                                                                                         --------          --------
                                                                                          518,000           502,000

       Deferred tax liabilities
          Accounts receivable                                                            (921,000)         (843,000)
                                                                                         --------          --------

       Net deferred tax liability                                                       $(403,000)        $(341,000)
                                                                                         ========          ========

       Balance sheet classifications:
          Noncurrent deferred tax asset                                                 $ 355,000         $ 354,000
          Current deferred tax liability                                                 (758,000)         (695,000)
                                                                                         --------          --------

                                                                                        $(403,000)        $(341,000)
                                                                                         ========          ========

    The Company has net operating loss carryovers of approximately $640,000 at December 31, 1997. The net operating loss carryover is available to offset future taxable income through 2012.


NOTE H - PAYABLE TO FACTORING COMPANY

    The Company assigns substantially all of its accounts receivable invoices to a factoring company. Under the terms of the factoring agreement, the Company receives advances up to 54% of the invoice amount. A factoring fee of 4.4% is charged for all receivables assigned. The Company's obligations to the factoring company are collateralized by a security interest in all present and future accounts receivable.

                     New Tatonka Energy, Inc. and Subsidiary

NOTE I - LOSS PER SHARE

    Loss per share has been calculated based upon the number of shares (39,583,513) issued by Tatonka on April 3, 1998, for the acquisition of Phy Med, with retroactive application to all periods presented. For the period subsequent to April 3, 1998, weighted average shares outstanding include also the outstanding shares of Tatonka (9,515,556) held by the pre-merger Tatonka shareholders.

    No effect has been given in the calculation of loss per share to the effect of the Series A convertible preferred stock, because the result of assumed conversion is antidilutive.


NOTE J - EMPLOYEE STOCK OWNERSHIP PLAN

    The Company sponsors a leveraged employee stock ownership plan (ESOP) that covers all employees who have completed one year of service and who are at least 18 years of age. The Company accounts for its ESOP in accordance with Statement of Position 93-6, "Employers' Accounting for Employee Stock Ownership Plans". Accordingly, the Company reports in its balance sheet the debt of the ESOP and Unearned ESOP Compensation. The Company allocates the shares purchased by the ESOP to qualifying employees as payments are made on the debt of the ESOP. As shares are allocated to employees the Company records compensation expense equal to the fair value of the shares, as determined by an annual independent valuation. The difference in the fair value of shares allocated to employees and the cost of the shares is charged or credited to equity, net of related income taxes. All ESOP shares are pledged as collateral for the ESOP debt.

    The status of ESOP shares as of December 31, was as follows:


                                                                     1996                          1997
                                                        ----------------------------   ----------------------------
                                                            New Tatonka     Phy Med       New Tatonka       Phy Med
                                                            -----------     -------       -----------       -------

        Allocated shares                                     15,075,246          22        15,075,246            51

        Unallocated shares                                         --           112              --              83
                                                             ----------         ---        ----------           ---

           Total ESOP shares                                 15,075,246          134       15,075,246           134
                                                             ==========          ===       ==========           ===

        Fair value of unallocated shares at
              December 31:                                                  $422,729                       $435,501
                                                                             =======                        =======


    The Company recognized expense under the plan of $148,337 in 1997 and $106,704 in 1996.

                     New Tatonka Energy, Inc. and Subsidiary

NOTE K - RELATED PARTY TRANSACTIONS

    The Company generated approximately $20,000 and $176,000 of net revenues in 1996 and 1997, respectively, from American Medical Imaging Corporation
    (AMIC), an entity in which the Company's principal shareholder owns a 50% interest. At December 31, 1997, the Company had a receivable from AMIC amounting to $12,900. No balances were outstanding at December 31, 1996.